Exhibit 10(ii)23

THE VAUGHN GROUP, LTD.
Master Lease Agreement No. 197

         This Master Lease Agreement is made the 7th day of April, 1999 between The Vaughn Group, Inc., 8240 Beckett Park Drive, Suite D, Hamilton, OH 45011 (the “Lessor”), and The IT Group, Inc. with its principal office at 2790 Mosside Boulevard, Monroeville, PA 15146-2792 (the “Lessee”).

         The parties hereto, desiring legally to be bound, hereby agree as follows:

1.     LEASE:

         Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Equipment described in one or more Lease Schedules between the parties incorporating this Lease by reference. Any reference to “Lease” shall mean this Master Lease Agreement, the Lease Schedule(s) and all Rider(s), Addenda, Amendment(s), or Supplement(s) hereto and thereto, if any. Each Lease Schedule shall constitute a separate and distinct lease on the terms herein and therein set forth.

2.     DEFINITIONS:

         (a)  The “Equipment” means all the equipment described in the applicable Lease Schedule, together with all manuals, cables and associated equipment included and delivered therewith and associated software systems and programming.

         (b)  The “Installation Date ” means, except as otherwise provided herein, the date determined in accordance with the Lease Schedule.

         (c)  The “Base Term Commencement Date” means, as to all Equipment designated on any Lease Schedule, where the Installation Date for the item of Equipment last to be installed falls on the first day of the month, that date, or, in any other case, the first day of the month following the month in which the item of Equipment last to be installed is installed.

         (d)  The “Daily Rental” means 1/30th of the amount set forth as the monthly rental for each item of Equipment in the applicable Lease Schedule.

         (e)  A “Holdover” means, the event which shall have occurred should Lessee fail to deliver possession of any item of Equipment in a timely manner after giving Lessor proper notice that such Equipment shall be returned pursuant to the provisions of the Lease.

3.     TERM OF LEASE:

         The term of this Lease as to each item of Equipment shall commence on the Installation Date for such item of Equipment, and shall continue for a base period (the “Base Term”) ending that number of months from the Base Term Commencement Date as is specified on the applicable Lease Schedule. The term of this Lease for all such Equipment shall be automatically extended for successive three (3) month periods until terminated by either party giving to the other not less than six (6) months, and no more than twelve (12) months prior written notice of termination. Any such termination shall be effective only on the last day of the Base Term or the last day of any such extended period. Rental for any Holdover by Lessee beyond such termination shall be at a daily rate equal to 125% of the Daily Rental, if such Holdover continues for a period less than five days or at 150% of the monthly rental if such Holdover continues for more than five (5) days. With respect to each Lease Schedule executed pursuant to this Master Lease Agreement, Lessee agrees to execute and deliver to Lessor, on or about the Installation Date, a Certificate of Delivery and Acceptance, and upon request by Lessor, an incumbency certificate and opinion of counsel, each in such form as is acceptable to Lessor.

4.     PAYMENTS:

         The monthly rental for each item of Equipment payable hereunder is as set forth in the applicable Lease Schedule. Rental on each item of Equipment shall begin to accrue on the Installation Date of such item of Equipment and shall be due and payable in U.S. dollars in immediately available funds by Lessee in advance on the first day of each month. If the Installation Date does not fall on the first day of the month, the rental for that period of time from the Installation Date until the Base Term Commencement Date shall be an amount equal to the Daily Rental multiplied by the number of days from (and including) the Installation Date to (but not including) the Base Term Commencement Date and shall be due and payable on the Installation Date. Progress and deposit payments to vendors and reimbursement of payments already paid by Lessee shall be made by Lessor upon receipt of Lessee’s instruction to do so in form and substance acceptable to Lessor, together with purchase, payment and purchase assignment documentation requested by Lessor. The date on which a progress or deposit payment or reimbursement is made by Lessor shall be considered the Installation Date with respect to the portion of the entire cost of the Equipment for any Lease Schedule such payment represents; provided that the Base Term Commencement Date shall always follow the funding by Lessor of the entire such Lease Schedule. In addition to the monthly rental set forth in the Lease Schedule, Lessee shall pay to Lessor, when due, amounts equal to, and hold Lessor harmless from, all taxes, levies, imposts, duties, fees, assessments, and other charges or withholdings of any nature whatsoever, however designated (including, without limitation, franchise, sales, use, stamp, privilege or excise taxes), together with any penalties, fines or interest thereon, imposed against Lessor (or which Lessor is required to collect) by any federal, state or local government or taxing authority and which are levied or based on or relate to the rental, the Lease or the Equipment or its use, possession, lease, ownership, financing, operation, control or value; but excluding federal, state or local taxes or fees on, or measured by, the net income of Lessor. Personal property taxes assessed on the Equipment during the term of this Lease shall be paid by Lessee to Lessor or (upon notice and at Lessor’s option) directly to the appropriate taxing authority. Lessor may charge Lessee a reasonable administrative fee in connection with Lessor’s completion of the return, or payment of, and billing Lessee for, personal property taxes. Interest on any past due payments under this Lease shall accrue at the rate of 1 1/2% per month (but in no event less than $50.00 per occurrence), or if such rate shall exceed the maximum rate allowed by law, then at such maximum rate, and shall be payable on demand. Charges for taxes, levies, imposts, duties, fees, assessments or other charges, penalties and interest payable by Lessee hereunder shall be promptly paid by Lessee when due.

5.     INSTALLATION, USE, MAINTENANCE, RETURN AND QUIET POSSESSION:

         (a)  Lessee, at its own expense, will provide the required electric current to operate the Equipment and appropriate facilities to house and care for the Equipment as specified by the manufacturer.

         (b)  Any equipment, cards, disks, tapes or other items not specified in the Lease Schedule which are used on or in connection with the Equipment must meet the specifications of the manufacturer and shall be acquired by Lessee at its own expense.

         (c)  Lessee will at all times keep the Equipment in its sole possession and control. The Equipment shall not be moved from the locations stated in the Lease Schedule without the prior written consent of Lessor (said consent not to be unreasonably withheld provided that: (i) such location is within the Continental United States in a state which has adopted the Uniform Commercial Code; and (ii) Lessee shall timely execute, and shall reimburse Lessor for its expense in preparing and filing, any Uniform Commercial Code Financing Statements or other instruments which Lessor requests to reflect such relocation).

         (d)  After prior notice to Lessor, Lessee may, at its own expense, make alterations in or add attachments to the Equipment, provided such alterations or attachments are readily removable and do not reduce the value of the Equipment or interfere with the normal and satisfactory operation or maintenance of the Equipment or with Lessee’s ability to obtain and maintain the maintenance contract required by Section 5(g) hereof. The manufacturer or other organization selected by Lessee and approved in writing by Lessor to maintain the Equipment (“Maintenance Organization”) may incorporate engineering changes or make temporary alterations to the Equipment upon request of Lessee. All such alterations and attachments shall be and become the property of Lessor at the expiration or termination of the Lease, or, at the option of Lessee, shall be removed (prior to the expiration or termination of the Lease) and retained by Lessee provided the Equipment is restored, at Lessee’s expense, to its original condition, reasonable wear and tear only excepted.

         (e)  So long as Lessee is not in default hereunder, neither Lessor nor any of its assignees hereof shall interfere with Lessee’s use or possession of the Equipment during the term of this Lease.

         (f)  Lessee, during the term of this Lease and at its expense, shall keep the Equipment in good working order and condition and make all necessary adjustments, repairs and replacements. Lessee shall not use or permit the Equipment to be used in any manner or for any purpose for which, in the opinion of the manufacturer, the Equipment is not designed or reasonably suitable, and Lessee shall use and operate the Equipment in conformity with the manufacturer’s specifications. Lessee shall comply with all governmental laws, rules and regulations in the use, maintenance, storage and operation of the Equipment. In case any additional or other equipment, appliance or alteration is required to be made or installed on any item of Equipment in order to comply with such laws, regulations, requirements and rules, Lessee agrees to make or install such equipment, appliance or alteration at its own cost and expense.

         (g)  Lessee shall, during the term of this Lease and at its own expense, enter into and maintain in force a contract with a Maintenance Organization covering at least prime shift maintenance of each item of Equipment. Such contract shall commence upon expiration of the manufacturer ’s warranty period, if any, relating to such item. Lessee shall furnish Lessor, from time to time upon Lessor’s request, a copy of such contract(s).

         (h)  At the termination of this Lease, Lessee shall, at its expense, return the Equipment to Lessor (at the location designated by Lessor within the Continental United States) in the same operating order, repair, condition and appearance as on the Installation Date, reasonable wear and tear only excepted, with all engineering and safety changes prescribed by the manufacturer incorporated herein; provided that, notwithstanding reasonable wear and tear, the Equipment shall be operable in conformity with the manufacturer’s original specifications and have a good general appearance free from any obvious damage. At such termination, Lessee shall obtain a certification from the manufacturer that the Equipment is eligible and acceptable for (and Lessee shall arrange and pay for any repairs and changes as are necessary for the manufacturer to accept the Equipment under) contract maintenance at its then standard rates.

6.     OWNERSHIP AND INSPECTION:

         (a)  Lessee shall have no interest in the Equipment other than the rights acquired as a lessee hereunder. The Equipment is and shall always remain separate identifiable personalty. Lessee shall not permit any item of Equipment to be installed in, or used, stored or maintained with, any real property in such a manner or under such circumstances that any person might acquire any rights in such item of Equipment paramount to the rights of Lessor by reason of such item of Equipment being deemed to be real property or a fixture thereon. Lessee shall, promptly upon request of Lessor, obtain a written acknowledgment from the owner and/or mortgagee(s) of the real property in which such item of Equipment is located that such owner and/or mortgagee(s) will not at any time assert any interest in such item of Equipment or that such item of Equipment constitutes part of such real property. Lessee shall, at Lessor ’s request, affix to the Equipment in a prominent place or places, tags, decals, or plates furnished by Lessor evidencing Lessor’s ownership and Lessee shall not permit their removal or concealment.

         (b)  Lessee shall keep the Equipment free and clear of all liens and encumbrances except liens or encumbrances arising through Lessor. LESSEE SHALL NOT ASSIGN OR OTHERWISE ENCUMBER THIS LEASE OR ANY OF ITS RIGHTS HEREUNDER OR SUBLEASE THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. Lessee agrees that, except as expressly authorized by Lessor, any assignment or sublease by Lessee shall materially impair the prospects of Lessee’s performance hereunder, and materially change the duty of, and materially increase the burden or risk imposed on, Lessor, and shall constitute the delegation by Lessee of its material obligations hereunder, notwithstanding any continued liability of Lessee therefor. No assignment or sublease (whether or not permitted hereby) shall relieve Lessee of any of its obligations hereunder and any permitted sublease shall be expressly subordinate to the terms hereof. For purposes of this Master Lease Agreement, the parties agree that the sale of all or substantially all of the assets of Lessee or of more than 50% of the voting stock of Lessee (whether in one transaction or several related transactions) or, in the case of a partnership, any change in the constitution of the partnership, shall be deemed an assignment for which Lessor’s prior consent shall be required.

         (c)  Lessor or its agents shall have free access to the Equipment at all reasonable times for the purpose of inspection and for any other purpose contemplated in this Lease.

7.     WARRANTIES:

         (a)  Lessee represents, covenants and agrees that, at the Installation Date, it shall have (i) thoroughly inspected the Equipment, (ii) determined for itself that all items of Equipment are in good condition, working order and repair and are of a size, design, capacity and manufacture selected by it and (iii) satisfied itself that the Equipment is suitable for Lessee’s purposes. LESSOR LEASES THE EQUIPMENT AS IS AND MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE EQUIPMENT’S MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, CONDITION, QUALITY, CAPACITY, MATERIAL OR WORKMANSHIP OR AS TO PATENT INFRINGEMENT OR THE LIKE, it being agreed that all such risks, as between Lessor and Lessee, are to be borne by Lessee. Lessee agrees to look solely to the manufacturer or to suppliers of the Equipment for any and all warranty claims and any and all assignable warranties made by the manufacturer or the supplier to Lessor are hereby assigned to Lessee for the term of the applicable Lease Schedule. Lessee hereby assumes the sole responsibility for, and agrees that Lessor shall not be responsible for, the delivery, installation, maintenance, operation or service of this Equipment or for the delay or inadequacy of any or all of the foregoing. Lessor shall not be responsible for any indirect, special or consequential loss or damage resulting from any cause whatsoever, whether arising as a result of tort, breach of contract or otherwise.

         (b)  Lessee further represents, covenants and agrees that:

         (i)  Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to enter into and perform this Lease and the documents related thereto. Lessee is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification, including the jurisdiction where the Equipment will be located.

         (ii)  the Equipment constitutes standard equipment manufactured by the manufacturers of such Equipment and has not been altered, modified or customized specifically for Lessee’s uses or purposes.

         (iii)  Lessee has the corporate power and authority to execute and perform this Lease and, in the case of a sale and leaseback, to sell the Equipment to Lessor and to lease the Equipment back from Lessor hereunder, and has duly authorized such sale and the execution, delivery and performance of this lease, the Certificate of Delivery and Acceptance, the Lease Schedule, and other related instruments and documents;

         (iv)  this Lease and the documents related hereto have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements of Lessee, enforceable in accordance with their terms, except to the extent the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws.

         (v)  the entering into and performance of this Lease and the documents related hereto will not violate any judgement, order, law or regulation applicable to Lessee or any provision of Lessee’s Articles of Incorporation or By-laws or result in any breach of, or constitute a default under, or result in the creation of any lien, charge, security interest or other encumbrance upon any assets of Lessee or on the Equipment pursuant to, any instrument to which Lessee is a party or by which it or its assets may be bound.

         (vi)  no consent or approval of, giving of notice to, registration with, or taking of any other action in respect of, any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Lessee of this Lease or any of the documents related hereto or, if any such approval, notice, registration or action is required, it has been obtained.

         (vii)  there are no actions, suits or proceedings pending or, to the knowledge of the Lessee, threatened against or affecting the Lessee in any court or before any governmental commission, board or authority which, if adversely determined, will have a materially adverse effect on the financial condition or ability of the Lessee to perform its obligations under this Lease or any of the documents related hereto.

         (viii)  the financial statements of Lessee delivered to Lessor have been prepared in accordance with generally accepted accounting principles and are complete and correct in all material respects and fairly present the financial condition of Lessee as of the date thereof. Since the date of such financial statements, there has been no material adverse change in the financial condition of Lessee, or any consolidated group of companies of which the Lessee is a member.

         (ix)  all date-sensitive hardware, software, processes, procedures, interfaces and similar operating systems used within the Lessee’s operations contain acceptable design and performance specifications so that such systems will not abruptly end or provide invalid or incorrect results during the operation of Lessee’s business on or after January 1, 2000. All such operating systems have been designed to ensure year 2000 compatibility including, but not limited to: date data century recognition, calculations that accommodate same century and multi-century formulas and date values, date data interface values that reflect the century, and which include year 2000 leap year calculations.

         (x)  it has confirmed with all of its material suppliers that all date-sensitive hardware, software, processes, procedures, interfaces and similar operating systems used within the such supplier’s operations contain acceptable design and performance specifications so that such systems will not abruptly end or provide invalid or incorrect results during the operation of Lessee’s business on or after January 1, 2000 and that all such operating systems have been designed to ensure year 2000 compatibility including, but not limited to: date data century recognition, calculations that accommodate same century and multi-century formulas and date values, date data interface values that reflect the century, and which include year 2000 leap year calculations.

8.     RISK OF LOSS:

         (a)  From the earlier of. (i) the date of delivery of the Equipment to Lessee; or (ii) the Installation Date of the Equipment, until the Equipment is returned to Lessor as provided in this Lease, Lessee shall bear all risks of physical damage to or loss or destruction of the Equipment, howsoever caused. During the term of this Lease as to any Lease Schedule, Lessee, at its own expense, shall keep in effect all risk and public liability insurance policies covering the Equipment designated in each Lease Schedule in such amounts as are reasonably acceptable to Lessor. The all risk insurance policy shall insure against all risks of loss or damage from every cause whatsoever and shall be for an amount equal to the greater of: (i) the Casualty Value as set in the Casualty Value Schedule attached as an Exhibit to the Schedule; or (ii) the full replacement cost of the Equipment subject of the Lease. Lessor, its successors and assigns shall be named as additional insureds and sole loss payee on such policies, which shall be written by an insurance company of recognized responsibility which is reasonably acceptable to Lessor. Evidence of such insurance coverage shall be furnished to Lessor no later than the Installation Date and from time to time thereafter as Lessor may demand. Such policies shall provide that no less than thirty days written notice shall be given Lessor prior to any expiration, modification, reduction termination or cancellation of such policies for any reason. Lessee hereby irrevocably appoints Lessor as Lessee ’s attorney-in-fact coupled with an interest for the sole purposes of making claim for, receiving payment of, and executing any and all documents that may be required to be provided to the insurance carrier in substantiation of any claim for loss or damage to the Equipment or related to the Lease under said insurance policies, and endorsing Lessee’s name to any and all drafts or checks in payment of such applicable loss proceeds.

         (b)  If any item of Equipment is rendered unusable as a result of any physical damage to, or loss or destruction of, the Equipment, or title thereto shall be taken by any governmental authority under the power of eminent domain or otherwise, Lessee shall give to Lessor immediate notice thereof and this Lease shall continue in full force and effect without any abatement of rental. Lessor shall determine, within thirty (30) days after the date of occurrence of any such damage or destruction, whether such item of Equipment can be repaired. In the event Lessor determines that the item of Equipment cannot be repaired or such Equipment was lost, destroyed or title thereto taken, Lessee, at its expense, shall, subject to Lessor’s consent, either: (i) promptly replace such item of Equipment with identical equipment of at least equal value and convey title to such replacement equipment to Lessor free and clear of all liens, claims, equities and encumbrances of every kind or nature whatsoever, and this Lease shall continue in full force and effect with respect to the replacement Equipment as though, subject to the provision of Section 12 hereof, such damage, loss, destruction or taking of title had not occurred; or (ii) pay to Lessor, in immediately available funds, the applicable Casualty Value as provided in a Casualty Value Schedule attached as an Exhibit to the applicable Lease Schedule. In the event Lessor determines that such item of Equipment can be repaired, Lessee shall cause such item of Equipment to be promptly repaired. All proceeds of insurance received by Lessor or Lessee under the policy referred to in the preceding paragraph of this Section shall be applied toward the cost of such repair or replacement.

         (c)  Lessee shall immediately notify Lessor of all details concerning any damage to, or loss of, the Equipment arising out of any event or occurrence whatsoever.

9.     EVENTS OF DEFAULT AND REMEDIES:

         The occurrence of any one of the following shall constitute an Event of Default hereunder:

         (a)  Lessee fails to pay or Lessor does not receive any installment of rent on or before the fifth day following the date when the same becomes due and payable;

         (b)  Lessee attempts to remove, sell, assign, transfer, encumber, sublet or part with possession of the Equipment or any items thereof, except as expressly permitted herein;

         (c)  Lessee shall fail to procure and or maintain insurance in accordance with Section 8 hereof or such insurance shall be reduced, modified, canceled, terminated or lapsed;

         (d)  Any guarantor of any of Lessee ’s obligations under any Lease Schedule defaults in the performance of any covenant or obligation in favor of Lessor;

         (e)  Lessee shall fail to observe or perform any of the other obligations required to be observed or performed by Lessee hereunder and such failure shall continue uncured for ten (10) days after written notice thereof to Lessee by Lessor;

         (f)  Any representation or warranty made by Lessee herein or in any document or certificate furnished in connection herewith shall prove incorrect in any material respect;

         (g)  Lessee ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders take any action looking to its dissolution or liquidation; or

         (h)  Within thirty (30) days after the commencement of any proceeding against Lessee seeking reorganization, arrangement, readjustments, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within thirty (30) days after the appointment, without Lessee’s consent or acquiescence, of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated.

         (i)  Lessee or any guarantor shall default in the payment or performance of any other duties, obligations or liabilities of any indebtedness for borrowed money, or under conditional sales or installment contracts or similar agreements, leases or obligations evidenced by bonds, debentures, notes or other similar agreements or instruments to any creditor (including Lessor under any other agreement) after any and all applicable cure periods therefor shall have elapsed.

         Upon the occurrence of an Event of Default, Lessor may at its option do any or all of the following: (i) by notice to Lessee terminate this Lease as to the subject Lease Schedule: (ii) whether or not this Lease is terminated as to any Lease Schedule, take possession of any or all of the Equipment listed on the subject Lease Schedule, wherever situated, and for such purpose, enter upon any premises without liability for so doing or Lessor may cause Lessee, and Lessee hereby agrees, to return the Equipment to Lessor as provided in this Lease; (iii) recover from Lessee, as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the stipulated loss value as provided in the Stipulated Loss Value Schedule attached as an Exhibit to the applicable Lease Schedule, which payment shall become immediately due and payable; or (iv) sell, dispose of, hold, use or lease any Equipment as Lessor in its sole discretion may determine without, except as provided below, any duty to account to Lessee (and Lessor shall not be obligated to give preference to the sale, lease or other disposition of the Equipment over the sale, lease or other disposition of similar equipment owned or leased by Lessor). In any event, Lessee shall, without further demand, pay to Lessor an amount equal to all sums due and payable for all periods up to and including the date on which Lessor has declared this Lease to be in default. In the event that Lessee shall have paid to Lessor the liquidated damages referred to in clause (iii) above, Lessor hereby agrees to pay to Lessee, promptly after receipt thereof, all rentals or proceeds received from any reletting of the Equipment to the extent such rentals or proceeds are attributable to the balance of the Base Term (after deduction of all expenses incurred by Lessor and a reasonable sales commission to Lessor), said amount never to exceed the amount of the liquidated damages paid by Lessee. Lessee agrees that Lessor shall have no obligation to sell or lease the Equipment. In the event that Lessee has paid Lessor the amount set forth in (iii) above, and provided all other amounts due under the Lease have been paid, then Lessor shall deliver title to the Equipment to Lessee, unencumbered as to Lessor, “as is” and “where is” without recourse or representation.

         Lessee shall in any event remain fully liable for reasonable damages as provided by law and for all costs and expenses incurred by Lessor on account of such default including, but not limited to, all court costs and reasonable attorney’s fees. Lessee further agrees that, in any event, it will be liable for any deficiency after any sale, lease or other disposition by Lessor. The rights afforded Lessor hereunder shall not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law.

10.     NET LEASE:

         Except as otherwise specifically provided in this Lease, it is understood that this is a net lease, and that, as between Lessor and Lessee, Lessee shall be responsible for all costs and expenses of every nature whatsoever arising out of or in connection with or related to this Lease or the Equipment (including, but not limited to, transportation in and out, transportation insurance, rigging, drayage, packing, installation and disconnect charges as well as reasonable UCC and other record search fees and related expenses incurred by Lessor with respect to Lessee in Lessor’s sole discretion). Lessee hereby agrees that in the event that Lessee fails to perform any obligation under this Lease, Lessor may at its option, pay or perform said obligation and any payment made or expense incurred by Lessor in connection therewith shall become additional rent which shall be due and payable by Lessee upon demand.

11.     ASSIGNMENT:

         Lessee agrees that Lessor may transfer or assign all or any part of Lessor’s right, title and interest in, under or to the Equipment and this Lease and any or all sums due or to become due pursuant to any of the above, to any third party (the “Assignee”) for any reason. Lessee agrees that upon receipt of written notice from Lessor of such assignment, Lessee shall perform all of its obligations hereunder for the benefit of Assignee and, if so directed, shall pay all sums due or to become due hereunder directly to the Assignee or to any other party designated by the Assignee. Lessee hereby covenants, represents, warrants and agrees that the Assignee shall be entitled to rely on and shall be considered a third party beneficiary of the following covenants, representations and warranties: (i) Lessee’s obligations to Assignee hereunder are absolute and unconditional and are not subject to any abatement, reduction, recoupment, defense, offset or counterclaim available to Lessee for any reason whatsoever including, without limitation, operation of law, defect in the Equipment, the condition, design, operation or fitness for use thereof or any loss, taking, destruction or interference with the use of the Equipment or any part thereof, Lessor’s default or failure to perform any of its obligations hereunder or for any other cause or reason whatsoever, whether similar or dissimilar to the foregoing (Lessee reserving any of its rights to have separate recourse directly against Lessor on account of any thereof): nor, except as otherwise expressly provided herein, shall this Agreement terminate, or the respective obligations of Lessor or Lessee be otherwise affected, by reason of any of the foregoing or for any other cause whether similar or dissimilar to the foregoing, it being the intention of the parties hereto that the monthly rental, additional rental, and all other sums payable by Lessee hereunder shall continue to be payable in all events and at the times herein provided; (ii) Lessee shall not look to Assignee to perform any of Lessor’s obligations hereunder, unless otherwise expressly agreed and assumed by Assignee; (iii) Lessee will not amend or modify this Agreement without prior written consent of the Assignee; and (iv) Lessee will send a copy to Assignee of each notice which Lessee sends to Lessor. Upon receipt of notice of such assignment, Lessee agrees to execute and deliver to Lessor such documentation as Assignee may require, including, but not limited to, (i) an acknowledgment of, or consent to, assignment which may require Lessee to make certain representations or reaffirmations as to some of the basic terms and covenants contained in this Lease or as to the current status of the Lease and the Equipment; (ii) a certified copy of resolutions of Lessee authorizing Lessee to enter into the Lease, (iii) an opinion of counsel for Lessee as to customary matters; and (iv) a Certificate of Delivery and Acceptance. Nothing contained in such documentation required by Assignee shall be in derogation of any rights granted to Lessee hereunder. Notwithstanding such assignment, (i) Lessor shall not be relieved of any of its obligations hereunder; and (ii) the rights of Lessee hereunder, including its rights under Section 5(e) hereof, shall not be impaired.

12.     TAX INDEMNITY:

This Lease has been entered into, and the Equipment has been acquired by Lessor, on the basis that Lessor and/or any persons, firms, corporations or other entities to which Lessor transfers or has transferred title to all or any portion of the Equipment (the “Owner”) shall be entitled to such deductions, credits and other benefits as are provided to an owner of property (the “Tax Benefits”), including, without limitation, the accelerated cost recovery or depreciation deduction on the Equipment under various Sections of the Internal Revenue Code of 1986 as amended from time to time (the “Code”) based upon such depreciable lives, averaging conventions, methods of depreciation and other accounting methods as the Owner elects for tax purposes, and the deduction under Section 163 of the Code in the full amount of any interest paid or accrued by Owner in accordance with the Owner’s method of accounting for tax purposes with respect to any indebtedness incurred by the Owner in financing its purchase of the Equipment. (As used herein the term “Owner” includes Lessor in the event Lessor has not transferred title of all the Equipment.) If as a result of: (i) any act or failure to act of Lessee (including a sale or disposition of any unit of Equipment after an Event of Default or Bankruptcy of Lessee unless Lessor shall have been paid in full the Stipulated Loss or Termination Value, as the case may be, in accordance with the Lease); (ii) any physical damage to or loss or destruction of the Equipment; or (iii) the existence or operation of any early termination or early buy out provision contained in any Lease Schedule, the Owner (a) shall lose, have recaptured or disallowed, or not be entitled to the full use of the Tax Benefits, or (b) shall have its tax increased or accelerated on account of recomputation or recapture of such Tax Benefits in any year or years pursuant to the provisions of the Code, (each of the events referred to in (a) and (b) above being referred to as a “Loss”) then Lessee shall pay to the Owner, upon demand, a sum which after deduction therefrom for all federal, state and local income taxes payable by the Owner with respect to the receipt of such sum, shall be sufficient to restore the Owner to substantially the same positions the Owner would have been in had such Loss not been incurred after taking into account all relevant factors, including, without limitation, (i) the amount of the Tax Benefits so lost, recaptured, disallowed, recomputed or not so utilized, (ii) the increase or acceleration on the Owner’s tax on account thereof, (iii) penalties, interest or other charges imposed on the Owner, (iv) differences in tax years involved and (v) the Tax Benefits, if any, available to the Owner with respect to any replacement Equipment transferred to Lessor pursuant to Section 8 (b) hereof. The provisions of this Section 12 shall survive the expiration or earlier termination of this Lease. For the purpose of this Section 12, a Loss shall occur upon the earliest of (1) the happening of any event which may cause such Loss, (2) the payment by the Owner to the Internal Revenue Service of the tax increase resulting from such Loss or (3) the adjustment of the tax return of the Owner to reflect such Loss. Lessee represents and warrants for the benefit of Lessor, and will provide supporting documents reasonably satisfactory to Lessor to the effect that: (i) at the time Lessor becomes the owner of the Equipment, and at all times during the term of the Lease, the Lessor shall be entitled to take the maximum deductions for depreciation allowable pursuant to Section 167(a) of the Internal Revenue Code of 1986 (the “Code”); (ii) the deductions for depreciation of the Equipment shall be determined as provided in Section 168(a) of the Code; and (iii) the applicable “recovery period” for the Equipment as provided in Section 168(c) of the Code shall be as provided in the Lease Schedule.

13.     INDEMNIFICATION AND WAIVER:

         Lessee hereby agrees to assume liability for, and does hereby agree to indemnify, protect, save and keep harmless Lessor and its respective successors, assigns, legal representatives, agents and servants, from and against any and all liabilities, obligations, losses, damages, claims, costs, or expenses (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Lessor or any of its respective successors, assigns, legal representatives, agents or servants (whether or not such person is also indemnified by any other person), or in any way relating to or arising out of this Lease or any documents contemplated hereby, or the performance or enforcement of any of the terms hereof, or in any way relating to or arising out of the Equipment or the acceptance, rejection, return, lease, possession, use, condition, operation, ownership or disposition of the Equipment or any accident in connection therewith (including, without limitation, latent and other defects, whether or not discoverable): provided, however, that Lessee shall not be required to indemnify Lessor or its respective successors, assigns, legal representatives, agents and servants, for loss or liability in respect of any item of Equipment arising from acts or events which occur after possession of such item of Equipment has been returned to Lessor or loss or liability resulting from the active willful misconduct of the party otherwise to be indemnified hereunder. Lessee agrees that, in order to induce Lessor to enter into each lease of Equipment hereunder, and recognizing that Lessor is not the manufacturer of the Equipment: Lessor shall not be liable to Lessee for any liability, claim, loss, damage or expense of any kind or nature arising directly or indirectly from (and Lessor shall not be in default hereunder as a result of) any inadequacy or deficiency of the Equipment or any defect therein or any delay or failure in providing or delivering the Equipment. Lessee agrees that this Lease is a “finance lease” as that term is defined in Section 13 10.01 of the Ohio Revised Code. Lessee acknowledges that the supplier of the equipment may have rights under the contract with Lessee and Lessor may contact the supplier for a description of any rights or warranties under the supply contract. Lessee waives any and all rights and remedies granted under Section 1310.54 to 1310.68 of the Ohio Revised Code, including, but not limited to, any of Lessee’s rights to (i) reject or revoke acceptance of the Equipment; (ii) accept partial delivery of the Equipment; and (iii) “cover” and substitute for the Equipment.

14.     TRUE LEASE—SECURITY INTEREST:

         It is the intention of the parties hereto that the lease of the Equipment pursuant to each Lease Schedule be a true lease. However, in the event (and only in the event) that is finally determined by a court of competent jurisdiction that this Lease does not create a true lease with respect to any Equipment, then the parties agree that, with respect to any such Equipment, Lessee hereby grants to Lessor (effective upon the Installation Date) a purchase money security interest in such Equipment to secure repayment of all amounts due, and the performance of all of Lessee’s other obligations hereunder and under such Lease Schedule.

15.     MISCELLANEOUS:

         (a)  Neither this Lease nor any consent or approval provided for herein shall be binding upon Lessor unless signed on its behalf by a duly authorized officer. This Agreement shall be governed in all respects by the laws of Ohio, in the county of Hamilton, without giving effect to principles of choice of law.

         (b)  This Lease constitutes the entire agreement between Lessee and Lessor with respect to the Equipment, and no covenant, condition or other term or provision may be waived or modified orally. No waiver of any of the terms and conditions hereof shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. The waiver by Lessor or Lessee of any breach of any obligation of Lessee or Lessor shall not be deemed a waiver of such obligation or of any subsequent breach of the same or any obligation. The subsequent acceptance of rental payments hereunder by Lessor shall not be deemed a waiver of any prior existing breach by Lessee regardless of Lessor’s knowledge of such prior existing breach at the time of acceptance of such rental payments.

         (c)  All notices hereunder shall be in writing and shall be delivered in person or sent by registered or certified mail, postage prepaid, to the address of the other party as set forth herein or to such other address as such party shall have designated by proper notice.

         (d)  This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and assigns (including any subsequent assignee of Assignee).

         (e)  If any term or provision of this Lease or the application thereof to any person is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such provision to the persons other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         (f)  Lessor is hereby authorized by Lessee to cause this Lease or other instruments, including Uniform Commercial Code Financing Statements, to be filed or recorded for the purposes of showing Lessor’s interest in the Equipment and Lessee agrees to execute and deliver all such instruments at the request of Lessor and that Lessor may execute and deliver such instruments for and on behalf of Lessee.

         (g)  In the event that the Installation Date does not occur within forty-five (45) days of the projected Installation Date (as set forth in the applicable Lease Schedule), then Lessor, at its option, may terminate the applicable Lease Schedule and this Lease (to the extent that it applies to said Lease Schedule) without further obligation to Lessee.

         (h)  In the event of any conflict between the terms and conditions of this Master Lease Agreement and the terms and conditions of any Lease Schedule, the terms and conditions of such Lease Schedule shall prevail.

         (i)  Each year during the term of this Lease, Lessee hereby agrees to deliver to Lessor a copy of: (i) Lessee ’s quarterly unaudited financial statements within sixty (60) days of Lessee’s quarter-ends; (ii) annual audited financial statements within one hundred twenty (120) days of Lessee’s fiscal year-end; and (iii) within a reasonable period of time, any other financial information Lessor requests from time to time

         (j)  The obligations which Lessee is required to perform during the term of this Lease shall survive the expiration or other termination of this Lease, to the extent that such obligations remain unperformed as of the expiration or termination of this Lease.

         (k)  Lessee hereby acknowledges and agrees that (i) certain of its wholly-owned subsidiaries will guaranty the obligations of Lessee hereunder on terms and conditions satisfactory to Lessor; and (ii) at any time after the date hereof, upon the request of Lessor and on terms and conditions satisfactory to Lessor, Lessee shall cause such other of its wholly-owned subsidiaries as Lessee shall direct to guaranty its obligations under this Lease.

         IN WITNESS HEREOF, the parties hereto have executed this Agreement on the day and year first above written.

LESSOR: THE VAUGHN GROUP, INC.	LESSEE: THE IT GROUP, INC.

By: /s/ John V. Handelsman John V. Handelsman	By: /s/ Richard R. Conte Richard R. Conte

Title: President and CEO	Title: Vice President, Treasurer
FORM OF GUARANTY

[Subsidiary Name] ( “Guarantor”)

The Vaughn Group, Inc. (“Lessor”)

The IT Group, Inc. ( “Lessee”)

         1.  In consideration of the execution and delivery of Master Lease Agreement No. 193 dated as of April 7, 1999 between Lessee and The Vaughn Group, Inc. (hereinafter called “Lessor”), an Ohio corporation, with its principal place of business at 8240 Beckett Park Drive, Suite D, Hamilton, Ohio 45011 (said Master Lease Agreement, as modified, amended or supplemented from time to time in accordance with the provisions thereof, and together with all Lease Schedules and Delivery and Acceptance Certificates executed pursuant thereto, being hereafter collectively called the “Lease”), and for other valuable consideration, the receipt of which is hereby acknowledged, Guarantor does hereby unconditionally guarantee to Lessor and its successors and assigns, without offset or deduction: (a) the prompt payment when due, whether by acceleration or otherwise, of all rent, and all other amounts whatsoever payable by Lessee under or pursuant to the Lease, the guaranty under this clause (a) constituting hereby a continuing guaranty of payment and not of collection; and (b) that Lessee will perform punctually and faithfully each and every duty, agreement, covenant and obligation of Lessee under or pursuant to the Lease (the “Obligations”). Guarantor does hereby agree that upon the occurrence of an Event of Default under the Lease, Guarantor will promptly pay the rent and all other amounts whatsoever due under or pursuant to the Lease, or will otherwise provide for and bring about promptly when due such payment, and will perform, or will otherwise provide for and bring about promptly the performance of such duties, agreements, covenants and obligations of Lessee under or pursuant to the Lease which are in default thereunder.

         2.  This guaranty is a continuing one and shall terminate only upon full payment of all rents and all other sums due under the Lease and the performance of all of the terms, covenants and conditions therein required to be kept, observed, or performed by the Lessee, including such payment and performance under schedules made a part of said Lease after the satisfaction of all obligations under the Lease and all earlier schedules thereto.

         3.  Guarantor further agrees that this Guaranty shall remain and continue in full force and effect as to any amendments, modifications, renewals or extensions by the Lessee, and that no assignment or transfer of the Lease or any interest therein shall operate to extinguish or diminish the liability of the Guarantor. No notification by Lessor to Guarantor of such amendment, modification, renewal or extension shall be required. The undersigned waives presentment, protest, demand for payment, any right of set-off, notice of dishonor or default, notice of acceptance of this Guaranty and notice of any other kind in connection with the Lease or this Guaranty. The undersigned also waives any right to require a commercially reasonable disposition of any collateral securing the Obligations.

         4.  Guarantor waives any right to require Lessor to: (a) proceed against Lessee; (b) proceed against or exhaust any security held from Lessee; (c) pursue any other remedy in Lessor ’s power whatsoever; or (d) notify Guarantor of any default by Lessee in the payment of any rent or other sums reserved in the Lease or in the performance of any term, covenant or condition therein required to be kept, observed or performed by Lessee. Guarantor waives any defense arising by reason of any disability or other defense of Lessee or by reason of the cessation from any cause whatsoever of the liability of Lessee. Until the payment of all rents and all other sums due under the Lease and the performance of all of the terms, covenants and conditions therein required to be kept, observed or performed by Lessee, Guarantor shall have no right of subrogation, and waives any right to enforce any remedy which Lessor now has or may hereafter have against Lessee, and waives any benefit of and any right to participate in any security now or hereafter held by Lessor. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices or protest, notices of dishonor, notices of acceptance of this guaranty and of the existence, creation or continuations of new or additional leases.

         5.  This absolute, continuing, unconditional, and unrestricted guaranty is a guaranty of payment and not a guaranty of collection. Upon Lessee’s failure to pay the Obligations promptly when due, Lessor, at its sole option, may proceed against the undersigned (or any one or more of them if more than one) to collect the Obligations, with or without proceeding against the Lessee, or co-surety or co-guarantor, or any collateral held as security for the Obligations. Any and all payments under the Lease made by the lessee, the undersigned, or any other person, and the proceeds of any and all collateral securing the payment of the Obligations and this guaranty, may be applied by Lessor in whatever manner it may determine in its sole discretion. The undersigned agrees to reimburse Lessor for all costs and expenses of any nature whatsoever, including, without limitation attorneys’ fees, incurred or paid by Lessor in exercising any right, power, or remedy conferred by this Guaranty.

         6.  The obligations of Guarantor are independent of the obligations of Lessee. A separate action or actions may be brought and prosecuted against Guarantor, whether an action is brought against Lessee or whether Lessee be joined in any such action or actions; and Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.

         7.  The undersigned agrees that this guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of rent or any other amount with respect to the Obligations is rescinded or must otherwise be restored by Lessor upon the bankruptcy or reorganization of lessee, any other person or otherwise. The undersigned agrees that this guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of rent or any other amount with respect to the lease is rescinded or must otherwise be restored by Lessor upon the bankruptcy or reorganization of Lessee, any other person or otherwise.

         8.  As a specifically bargained inducement for Lessor to extend credit to lessee: (a) THE UNDERSIGNED HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATED TO THIS GUARANTY OR ARISING IN ANY WAY FROM THE LEASE OR TRANSACTIONS INVOLVING LESSOR AND THE LESSEE AND (b) THE UNDERSIGNED HEREBY DESIGNATE(S) ALL COURTS OF RECORD SITTING IN CINCINNATI, OHIO, AND HAVING JURISDICTION OVER THE SUBJECT MATTER, STATE AND FEDERAL, AS FORUMS WHERE ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING FROM OR OUT OF THIS GUARANTY, ITS MAKING, VALIDITY OR PERFORMANCE, MAY BE PROSECUTED AS TO ALL PARTIES, THEIR SUCCESSORS AND ASSIGNS, AND BY THE FOREGOING DESIGNATION THE UNDERSIGNED CONSENT(S) TO THE JURISDICTION AND VENUE OF SUCH COURTS.

         9.  This Guaranty shall inure to the benefit of Lessor, its successors and assigns, and shall be binding upon the heirs, personal representatives, successors and assigns of Guarantor.

         10.  This Guaranty: (a) may not be assigned by Guarantor; and (b) may be assigned by Lessor and by its successors or assigns, in whole or in part, without the consent of Guarantor, and in the event of any such assignment each of Lessor’s successors or assigns shall have and may enforce against Guarantor all of the rights of Lessor hereunder with respect to the guaranty of the payment and performance of such of the obligations as are covered by such assignment.

         11.  Notwithstanding the foregoing, neither this Guaranty nor the obligations of Guarantor hereunder shall be construed in any manner which would render the Guarantor insolvent.

         IN WITNESS HEREOF, each of the undersigned has duly executed this guaranty this        day of                      , in the presence of:

[Subsidary Name]

/s/ James M. Redwine Attest	By: /s/ Richard R. Conte Richard R. Conte

Title: Vice President, Treasurer